Exhibit 99.1

FIS Increases and Extends its Unsecured Revolving Credit Facility and

Establishes a New U.S. Commercial Paper Program

•	Credit facility increased from $3 billion to $4 billion and extended maturity to 2023
•	U.S. Commercial Paper Program of $4 billion

JACKSONVILLE, Fla., September 24, 2018 – FIS™ (NYSE:FIS) today announced that it has completed an amendment and restatement of its existing revolving credit agreement that increases its borrowing capacity under the unsecured revolving facility from $3.0 billion to $4.0 billion and extends the term of the agreement to September 21, 2023. Under the terms of the amended and restated revolving credit facility, the maximum leverage ratio remains at 3.50x with potential step-ups to 4.00x or 4.50x following acquisitions of a certain size.

Additionally, FIS has established a new U.S. Commercial Paper Program under which it may issue, on a private placement basis, senior unsecured commercial paper notes up to a maximum aggregate amount outstanding at any time of $4.0 billion. Under the Commercial Paper Program, FIS may issue commercial paper notes from time to time, with maturities that vary, but do not exceed 397 days from the date of issue.

Borrowings under the amended credit agreement will be used for general corporate purposes, including backstopping any commercial paper notes that FIS may issue under the newly established Commercial Paper Program.

JPMorgan Chase Bank, N.A., acts as Administrative Agent under the amended and restated credit agreement. JPMorgan Chase Bank, N.A.; Merrill Lynch; Pierce, Fenner & Smith Incorporated; Citigroup Global Markets Inc.; MUFG Bank, Ltd.; U.S. Bank National Association; Wells Fargo Securities, LLC; and Barclays Bank PLC, acted as joint lead arrangers and joint book running managers of the amended and restated credit agreement.

This news release does not constitute an offer to sell nor a solicitation of an offer to buy any security. The commercial paper notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or in reliance upon an applicable exemption from the registration requirements under the Securities Act and applicable state laws.

About FIS

FIS is a global leader in financial services technology, with a focus on retail and institutional banking, payments, asset management and wealth and retirement, risk and compliance and outsourcing solutions. Through the depth and breadth of its solutions portfolio, global capabilities and domain expertise, FIS serves more than 20,000 clients in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 52,000 people worldwide and holds leadership positions in payment processing, financial software and banking solutions. Providing software, services and outsourcing of the technology that empowers the financial world, FIS is a Fortune 500 company and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow FIS on Facebook (facebook.com/FIStoday), LinkedIn (linkedin.com/company/fis) and Twitter (@FISGlobal).

Forward-looking Statements

This news release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future events and are not statements of fact, actual results may differ materially from those projected. FIS undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FIS’ Form 10-K for the year ended December 31, 2017 and other filings with the SEC.

Contacts

Ellyn Raftery, 904.438.6083

Chief Marketing Officer

FIS Global Marketing and Corporate Communications

ellyn.raftery@fisglobal.com

or

Peter Gunnlaugsson, 904.438.6603

Senior Vice President

FIS Investor Relations

peter.gunnlaugsson@fisglobal.com

Source: Fidelity National Information Services

View this news release online at: http://www.businesswire.com/news/home/20180924005253/en